UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 22, 2016

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 8.01 is incorporated into this Item 3.02.

Item 8.01	Other Events.

Exchange Transactions

On June 22, 2016, Whiting Petroleum Corporation (the “Company”) entered into separate privately negotiated exchange agreements (the “Exchange Agreements”) under which it will exchange, in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, $377.0 million aggregate principal amount of its nonconvertible notes for the same aggregate principal amount of new mandatory convertible notes and $687.9 million aggregate principal amount of its convertible notes for the same aggregate principal amount of new mandatory convertible notes.

The Company entered into Exchange Agreements with certain holders of its outstanding notes as identified in the chart below (the “Outstanding Notes”) to exchange (the “Exchange Transactions”) the Outstanding Notes for new mandatory convertible notes identified in the chart below (the “New Convertible Notes”).

Outstanding Notes to be Exchanged
Title	Principal Amount
6.5% Senior Subordinated Notes due 2018	$23,597,000
5.0% Senior Notes due 2019	$22,680,000
1.25% Senior Convertible Notes due 2020 (“Existing 2020 Notes”)	$687,925,000
5.75% Senior Notes due 2021	$172,731,000
6.25% Senior Notes due 2023	$157,970,000

Total	$1,064,903,000

For New Mandatory Convertible Notes
Title	Principal Amount
6.5% Mandatory Convertible Senior Subordinated Notes due 2018 (“New 2018 Notes”)	$23,597,000
5.0% Mandatory Convertible Senior Notes due 2019 (“New 2019 Notes”)	$22,680,000
1.25% Mandatory Convertible Senior Notes due 2020 (“New 2020 Notes”)	$687,925,000
5.75% Mandatory Convertible Senior Notes due 2021 (“New 2021 Notes”)	$172,731,000
6.25% Mandatory Convertible Senior Notes due 2023 (“New 2023 Notes”)	$157,970,000

Total	$1,064,903,000

The Company expects that the Exchange Transactions will close on June 29, 2016, subject to customary closing conditions.

Four percent of the aggregate principal amount of the New Convertible Notes will be converted into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), for each day of the 25 trading day period commencing on June 23, 2016 (the “Observation Period”) if the daily volume weighted average price, or Daily VWAP (as defined in the indentures governing the New Convertible Notes), of Common Stock on such day is above $8.75. If converted, the conversion price per share of Common Stock for such conversions will equal the higher of (i) the Daily VWAP for Common Stock for such trading day multiplied by one plus zero for the New 2018 Notes, one plus 0.5% for the New 2019 Notes, one plus 8.0% for the New 2020 Notes, one plus 2.5% for the New 2021 Notes and one plus 3.5% for the New 2023 Notes and (ii) $8.75 for the New 2018 Notes (equivalent to 114.29 shares of Whiting common stock per $1,000 principal amount of the New 2018 Notes), $8.79 for the New 2019 Notes (equivalent to 113.72 shares of Whiting common stock per $1,000 principal amount of the New 2019 Notes), $9.45 for the New 2020 Notes (equivalent to 105.82 shares of Whiting common stock per $1,000 principal amount of the New 2020 Notes), $8.97 for the New 2021 Notes (equivalent to 111.50 shares of Whiting common stock per $1,000 principal amount of the New 2021 Notes) and $9.06 for the New 2023 Notes (equivalent to 110.42 shares of Whiting common stock per $1,000 principal amount of the New 2023 Notes) (the “Minimum Conversion Prices”).

Conversion settlements for the New Convertible Notes applicable to the Observation Period will be effected (i) for $128.5 million of New 2020 Notes, as a single settlement on the third business day after the Observation Period, and (ii) for all other New Convertible Notes, on a daily basis on the third business day following conversion (except that conversions prior to the closing of the Exchange Transactions will not be settled until at least the business day after the closing of the Exchange Transactions).

If the New Convertible Notes were all converted assuming a Daily VWAP for the Common Stock on each day of the Observation Period of $12.10, which was the last sale price of the Common Stock as reported on the New York Stock Exchange on June 22, 2016, the New Convertible Notes would convert into an aggregate of 83.0 million shares of Common Stock, subject to certain adjustments. However, the Company cannot provide any assurance as to what the Daily VWAP for the Common Stock during the Observation Period will be. If the New Convertible Notes are all converted at the Minimum Conversion Prices, the New Convertible Notes would convert into an aggregate of 114.8 million shares of Common Stock, subject to certain adjustments.

If any New Convertible Notes are not converted after the Observation Period, the conversion price for such New Convertible Notes will be the Minimum Conversion Price for the applicable series of New Convertible Notes. After the Observation Period, the Company has the right to mandatorily convert the New Convertible Notes if the Daily VWAP of Common Stock exceeds $8.75 for at least 20 trading days during a 30 consecutive trading day period after the Observation Period and holders have the right to convert the New Convertible Notes at any time.

Each of the New Convertible Notes will be guaranteed by the same guarantors that guarantee the Outstanding Notes. The redemption provisions and covenants applicable to each series of New Convertible Notes will be substantially identical to the redemption provisions (if applicable) and covenants applicable to the corresponding series of Outstanding Notes.

As a result of the Exchange Transactions, the Company expects that Section 382 of the Internal Revenue Code will limit the Company’s usage of certain of its net operating losses in the future. As a result, the Company expects to record a material non-cash charge for a write down of deferred tax assets in the second quarter of 2016.

On June 22, 2016, the Company issued a press release announcing Exchange Transactions, a copy of which is filed as Exhibit 99.1, incorporated by reference herein and filed pursuant to Rule 135c under the Securities Act.

Additional Interest on Outstanding 2020 Notes

Unpaid additional interest payable as a result of the failure to remove the restrictive legend on the Existing 2020 Notes has accrued on the Existing 2020 Notes from and including March 26, 2016 but ceased accruing on June 22, 2016 as a result of the restrictive legend being removed. The amount of accrued additional interest was approximately $1.20833 per $1,000 principal amount of Existing Notes. On the issue date for the New 2020 Notes, any additional interest that is accrued but unpaid on the Existing 2020 Notes from and including March 26, 2016 until June 22, 2016 will be deemed to be accrued on the New 2020 Notes that are exchanged in the Exchange Transactions.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits:

(99.1)	Press release issued by Whiting Petroleum Corporation, dated as of June 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: June 23, 2016	By:	/s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(99.1)	Press release issued by Whiting Petroleum Corporation, dated as of June 22, 2016.